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                                                                       HOMBURGER


                                                                     Exhibit 5.3
      To:
         UBS AG
         Bahnhofstrasse 45
         CH-8098 Zurich
         Switzerland


      March 24, 2006

      309713 | ZOD | 000018


      UBS AG - Registration Statement for Debt Securities and Warrants

      Ladies and Gentlemen:

      We have acted as Swiss Counsel to UBS AG, a corporation organized under the laws of Switzerland (the Company) in connection with the registration under the Securities Act of 1933 (the Act) of an unspecified aggregate initial offering price or number of debt securities, warrants and trust preferred securities (collectively with the subordinated guarantees referred to below, the Securities) on Form F-3 (the Registration Statement). In connection with the registration of the trust preferred securities the Company has also registered subordinated guarantees of the Company with respect to the corresponding company preferred securities to be issued by UBS Preferred Funding Company LLC V, UBS Preferred Funding Company LLC VI, UBS Preferred Funding Company LLC VII and UBS Preferred Funding Company LLC VIII and UBS Preferred Funding Company IX, the terms of which are established by the UBS AG Subordinated Guarantee Agreements (the Subordinated Guarantee Agreements).

      Capitalized terms used herein shall have the meaning attributed to them in the Registration Statement unless otherwise defined herein.

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      UBS AG - Registration Statement for Debt Securities and Warrants       2|7

I.    Basis of Opinion

      This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof as currently applied by the Swiss courts. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgement. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in the Registration Statement (other than listed below) or any other matter.

      For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents below, and we express no opinion as to the accuracy of representations and warranties of facts set out in such documents or the factual background assumed therein.

      For the purpose of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):

      (i)   copy of the Registration Statement dated as of March 27, 2006;

      (ii) copies of the form of the Subordinated Guarantee Agreements, attached to the Registration Statement;

      (iii) a copy of the articles of incorporation (Statuten) of the Company, dated as of February 13, 2006;

      (iv) a certified excerpt from the Register of Commerce for the Company dated as of March 22, 2006; (the Excerpt);

      (v) a copy of the resolution of the Group Executive Board of the Company, dated as of March 8, 2006;

      (vi) a copy of the resolution of the Group Treasurer of the Company, dated as of February 24, 2006 (together with the resolution of the Group Executive Board, the Resolutions);

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      UBS AG - Registration Statement for Debt Securities and Warrants       3|7

      (vii) the organizational regulations (Organisationsreglement) of the Company dated February 9, 2006 including the annexes "Authority" and "Corporate Centre Delegation of Authority" (the Internal Regulations).

      No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our opinion to the above Documents and their legal implications on the Form F-3 under Swiss law.

      In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.   Assumptions

      For the purpose of this opinion, we have assumed the following:

      (a) all copies, fax copies or electronic versions of the documents produced to us conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

      (b) all signatures appearing on all original documents or copies thereof which we have examined are genuine;

      (c) all factual information contained in, or material statements (except as to Swiss law) given in connection with, the Documents is true and accurate;

      (d) the Registration Statement will be valid, binding and enforceable under New York law, and the choice of New York law provided in the Registration Document is valid under New York law;

      (e) as far as any obligation under or in connection with the Registration Statement is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;



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      UBS AG - Registration Statement for Debt Securities and Warrants       4|7

      (f) except as expressly opined upon herein, all representations and warranties made by the Company in the Registration Statement are true and accurate;

      (g) the Excerpt, the Articles and Internal Regulations are correct, complete and up-to-date; and

      (h) the Resolutions (i) have been duly resolved in meetings duly convened and otherwise in the manner set forth therein, and (ii) have not been rescinded or amended and are in full force and effect.

III.  Opinion

      Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

      1. All corporate action by the Company related to the Securities, including the authorization of the issuance of the Securities and of the execution of any documents in connection therewith, was duly authorized in conformity with the Company's Articles of Association and Internal Regulations as a matter of Swiss law.

      2. When (i) the Registration Statement has become effective under the Act, (ii) the terms of the debt securities and of their issuance and sale have been duly established in conformity with the indenture relating to the debt securities so as not to violate Swiss law, and
            (iii) the debt securities have been duly executed and authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement and assuming the validity of the debt securities under the New York law, the debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.



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      UBS AG - Registration Statement for Debt Securities and Warrants       5|7

      3. When (i) the Registration Statement has become effective under the Act, (ii) the terms of the warrants and of their issuance and sale have been duly established in conformity with such indenture so as not to violate Swiss law, and (iii) the warrants have been duly executed and authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement and assuming the validity of the warrants under the New York law, the warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.

      4. With respect to the warrants to be issued under a warrant agreement as described in the prospectus forming a part of the Registration Statement, when (i) the Registration Statement has become effective under the Act, (ii) the warrant agreement under which such warrants are to be issued has been duly authorized, executed and delivered in such form as will not violate Swiss law, (iii) the terms of such warrants and of their issuance and sale have been duly established in conformity with such warrant agreement so as not to violate Swiss law, and (iv) such warrants have been duly executed and authenticated in accordance with such warrant agreement and issued and sold as contemplated in the Registration Statement and assuming the validity of the warrants under New York law, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.

      5. The Subordinated Guarantee Agreements have been duly authorized by the Company.

IV.   Qualifications

      The above opinions are subject to the following qualifications:

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      UBS AG - Registration Statement for Debt Securities and Warrants       6|7


      (a) We are members of the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

      (b) Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defences such as set-off, counterclaim, misrepresentation, material error, frustration, overreacting, duress or fraud. Further, limitations may apply with respect to any indemnification and contribution undertakings by the Swiss Obligors if a court considers any act of the indemnified person as wilful or negligent, and an obligation to pay an amount may be unenforceable if the amount is held to constitute an excessive penalty (such as exemplary or punitive damages).

      (c) The Registration Statement, the Subordinated Guarantee Agreements and some other Exhibits to the Registration Statement provide for the obligation of the Company to pay additional amounts to the extent withholding tax is imposed on any payments under such agreements and securities. Such obligations may - if the payments were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes - violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 which stipulates that (i) Swiss withholding tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

      (d) We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement or of the representations and warranties set out in the Registration Statement.

      (e) Further, we express no opinion as to banking or insurance regulatory matters or as to any commercial, accounting,

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      UBS AG - Registration Statement for Debt Securities and Warrants       7|7

            calculating, auditing or other non-legal matter. Also, we express no opinion as to tax matters.

                                      * * *

      We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of the Securities" in each Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
      Section 7 of the Act.

      This opinion is furnished by us, as counsel to the Company, in connection with the filing of the registration of the Securities, and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

      This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

      Sincerely yours,
      HOMBURGER


      /s/ Dr. Daniel Daeniker
      Dr. Daniel Daeniker